Exhibit 10.26

AutoZone, Inc.
2006 Stock Option Plan

STOCK OPTION GRANT NOTICE AND
STOCK OPTION AGREEMENT

AutoZone, Inc., a Nevada corporation (the “Company”), pursuant to its 2006 Stock Option Plan (the “Plan”), hereby grants to the holder listed below (“Participant”) an option (the “Option”) to purchase that number of shares of the Company’s common stock, par value $.01 (“Stock”) set forth below. This Option is subject to all of the terms and conditions set forth herein, in the Stock Option Agreement attached hereto as Exhibit A (the “Stock Option Agreement”) and the Plan, which are incorporated herein by reference. All capitalized terms used in this Grant Agreement, but not defined, shall have the meanings provided in the Plan.

Participant:		[____]
Grant Date:		[____]
Exercise Price per Share:	$	[____]
Total Number of Shares		[____]
Subject to the Option:		[____]
Expiration Date:		[____]

Type of Option:☐ Incentive Stock Option  ☐ Non-Qualified Stock Option

Vesting Schedule: The Option granted under this Agreement shall vest and become exercisable in four (4) cumulative installments as follows:

(i) The first installment shall consist of one-fourth of the shares covered by the Option and shall become exercisable on the first anniversary of the Grant Date.

(ii) The second installment shall consist of one-fourth of the shares covered by the Option and shall become exercisable on the second anniversary of the Grant Date.

(iii) The third installment shall consist of one-fourth of the shares covered by the Option and shall become exercisable on the third anniversary of the Grant Date.

(iv) The fourth installment shall consist of one-fourth of the shares covered by the Option and shall become exercisable on the fourth anniversary of the Grant Date.]

By his or her signature, Participant agrees to be bound by the terms and conditions of the Plan, the Stock Option Agreement and this Grant Notice. Participant has reviewed the Stock Option Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Stock Option Agreement and the Plan. Participant hereby agrees to accept as binding, conclusive and final all discussions or interpretations of the Committee upon any questions arising under the Plan or relating to the Option.

AUTOZONE, INC.	PARTICIPANT

By:	By:
Print Name:	Print Name:
Title:	Title:

EXHIBIT A TO STOCK OPTION GRANT NOTICE

STOCK OPTION AGREEMENT

Pursuant to the Stock Option Grant Notice (the “Grant Notice”) to which this Stock Option Agreement (this “Agreement”) is attached, AutoZone, Inc., a Nevada corporation (the “Company”), has granted to Participant an option under the Company’s 2006 Stock Option Plan (the “Plan”) to purchase the number of shares of Stock indicated in the Grant Notice.

ARTICLE I.

GENERAL

1.1 Defined Terms. Wherever the following terms are used in this Agreement they shall have the meanings specified below, unless the context clearly indicates otherwise. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.

(a) “Administrator” shall mean the Board or the Committee responsible for conducting the general administration of the Plan in accordance with Article 8 of the Plan.

(b) “Cause” shall mean the willful engagement by Participant in conduct which is demonstrably or materially injurious to the Company, monetarily or otherwise. For this purpose, no act or failure to act by the Participant shall be considered “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that his action or omission was in the best interest of the Company.

(c) “Termination of Employment” shall mean the time when the employee-employer relationship between Participant and the Company or any Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where there is a simultaneous reemployment or continuing employment of Participant by the Company or any Subsidiary. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a particular leave of absence constitutes a Termination of Employment; provided, however, that, if this Option is an Incentive Stock Option, unless otherwise determined by the Administrator in its sole discretion, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Employment if, and to the extent that, such leave of absence, change in status or other change interrupts employment for purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section.

1.2 Incorporation of Terms of Plan. The Option is subject to the terms and conditions of the Plan which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

ARTICLE II.

GRANT OF OPTION

2.1 Grant of Option. In consideration of Participant’s past and/or continued employment with the Company or a Subsidiary and for other good and valuable consideration, effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”), the Company irrevocably grants to Participant the Option to purchase any part or all of an aggregate of the number of shares of Stock set forth in the Grant Notice, upon the terms and conditions set forth in the Plan, the Grant Notice and this Agreement. The Option shall be a Non-Qualified Stock Option or an Incentive Stock Option, as designated in the Grant Notice and, in the case of an Incentive Stock Option, as permitted by law.

2.2 Exercise Price. The exercise price of the shares of Stock subject to the Option shall be as set forth in the Grant Notice, provided, however, that the price per share of the shares of Stock subject to the Option shall not be less than 100% of the Fair Market Value of a share of Stock on the Grant Date. Notwithstanding the foregoing, if this Option is designated as an Incentive Stock Option and Participant owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any “subsidiary corporation” of the Company or any “parent corporation” of the Company (each within the meaning of Section 424 of the Code), the price per share of the shares of Stock subject to the Option shall not be less than 110% of the Fair Market Value of a share of Stock on the Grant Date.

2.3 Consideration to the Company. In consideration of the grant of the Option by the Company, Participant agrees to render faithful and efficient services to the Company and its Subsidiaries, as applicable. Nothing in the Plan, the Grant Notice or this Agreement shall confer upon Participant any right to continue in the employ or service of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.

ARTICLE III.

PERIOD OF EXERCISABILITY

3.1 Commencement of Exercisability.

(a) Subject to any limitations contained in this Stock Option Agreement, the Option shall become vested and be exercisable in such amounts and at such times as are set forth in the Grant Notice. Notwithstanding the exercise dates set forth in the Grant Notice, the Option shall become immediately exercisable on the date of Participant’s death.

(b) No portion of the Option which has not become vested and exercisable as of Participant’s Termination of Employment shall thereafter become vested and exercisable.

3.2 Duration of Exercisability. The installments provided for in the vesting schedule set forth in the Grant Notice are cumulative. Each such installment which becomes vested and exercisable pursuant to the vesting schedule set forth in the Grant Notice shall remain vested and exercisable until it becomes unexercisable pursuant to Section 3.3 below; provided, however, that no Option which has not vested and become exercisable as of the date of a Participant’s Termination of Employment shall thereafter vest and become exercisable.

3.3 Expiration of Option. The Option shall be forfeited and cancelled and may not be exercised to any extent by anyone after the first to occur of the following events:

(a) If this Option is designated as a Non-Qualified Stock Option, the expiration of ten (10) years and one (1) day from the Grant Date;

(b) If this Option is designated as an Incentive Stock Option, the tenth anniversary of the Grant Date;

(c) If this Option is designated as an Incentive Stock Option and, at the time the Option was granted, Participant owned (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any “subsidiary corporation” of the Company or any “parent corporation” of the Company (each within the meaning of Section 424 of the Code), the fifth anniversary of the Grant Date;

(d) The expiration of thirty days from the date of Participant’s Termination of Employment unless such Termination of Employment occurs by reason of (i) Participant’s death, (ii) Participant’s retirement at normal retirement age, as determined under the AutoZone, Inc. Associate’s Pension Plan, as it may be amended from time to time (or, if such plan ceases to exist or be applicable, as determined in the sole discretion of the Administrator) (in either case, “Retirement”), or (iii) termination by the Company for Cause;

(e) The expiration of one year from the date of Participant’s Termination of Employment by reason of Participant’s death;

(f) The commencement of business on the date of Participant’s Termination of Employment by the Company for Cause; and

(g) The expiration of the term stated in the Grant Notice following Participant’s Termination of Employment due to Retirement.

3.4 Special Tax Consequences. Participant acknowledges that, to the extent that the aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Stock with respect to which Incentive Stock Options, including the Option, are exercisable for the first time by Participant in any calendar year exceeds $100,000, the Option and such other options shall instead constitute Non-Qualified Stock Options to the extent necessary to comply with the limitations imposed by Section 422(d) of the Code. Participant further acknowledges that the rule set forth in the preceding sentence shall be applied by taking the Option and other Incentive Stock Options into account in the order in which they were granted, as determined under Section 422(d) of the Code and the Treasury Regulations there under.

ARTICLE IV.

EXERCISE OF OPTION

4.1 Person Eligible to Exercise. Except as provided in Section 5.2(b) below, during the lifetime of Participant, only Participant may exercise the Option or any portion thereof. After the death of Participant, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3 above, be exercised by Participant’s personal representative or by any person empowered to do so under the deceased Participant’s will or under then-applicable laws of descent and distribution.

4.2 Partial Exercise. Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.3 above.

4.3 Manner of Exercise. The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of the Company (or any third party administrator or other person or entity designated by the Administrator) of each of the following prior to the time when the Option or such portion thereof becomes unexercisable under Section 3.3 above:

(a) An exercise notice in a form specified by the Administrator, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Administrator;

(b) The receipt by the Company of full payment for the shares of Stock with respect to which the Option or portion thereof is exercised, including payment of any applicable withholding taxes, which may be in one or more of the forms of consideration permitted under Section 4.4 below;

(c) Any other written representations as may be required in the Administrator’s sole discretion to evidence compliance with any applicable law, rule or regulation; and

(d) If the Option or portion thereof is exercised pursuant to Section 4.1 above by any person or persons other than Participant, appropriate proof of the right of such person or persons to exercise the Option, as determined in the sole discretion of the Administrator.

Notwithstanding any of the foregoing, the Company shall have the right to specify all conditions of the manner of exercise, which conditions may vary and which may be subject to change from time to time in the sole discretion of the Administrator.

4.4 Method of Payment. The Administrator shall determine the method(s) by which the exercise price of the Option may be paid including, without limitation: (a) cash, (b) shares of Stock having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof, including shares of Stock that would otherwise be issuable or transferable upon exercise of the Option, and/or (c) other property acceptable to the Administrator (including through the delivery of a notice that the Participant has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided that payment of such proceeds is then made to the Company, at such time as may be required by the Company, but not later than the settlement of such sale), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants.

4.5 Conditions to Issuance of Shares of Stock. The shares of Stock deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued shares of Stock or issued shares of Stock which have then been reacquired by the Company. The Company shall not be required to issue or deliver any shares of Stock purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the following conditions:

(a) The admission of such shares of Stock to listing on all stock exchanges on which such Stock is then listed;

(b) The completion of any registration or other qualification of such shares of Stock under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Administrator shall, in its sole discretion, deem necessary or advisable;

(c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its sole discretion, determine to be necessary or advisable;

(d) The receipt by the Company of full payment for such shares of Stock, including payment of any applicable withholding tax, which may be in one or more of the forms of consideration permitted under Section 4.4 above; and

(e) The lapse of such reasonable period of time following the exercise of the Option as the Administrator may from time to time establish for reasons of administrative convenience.

4.6 Rights as Stockholder. The holder of the Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares of Stock purchasable upon the exercise of any part of the Option unless and until such shares of Stock shall have been issued by the Company to such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment will be made for a dividend or other right for which the record date is prior to the date the shares of Stock are issued, except as provided in Section 7.1 of the Plan.

ARTICLE V.

OTHER PROVISIONS

5.1 Administration. The Administrator shall have the power to interpret the Plan, the Grant Notice and this Option Agreement and to adopt such rules for the administration, interpretation and application of the Plan, the Grant Notice and this Option Agreement as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon Participant, the Company and all other interested persons. No member of the Committee or the Board or any delegate thereof shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, the Grant Notice or this Option Agreement.

5.2 Option Not Transferable.

(a) Subject to Section 5.2(b), no right or interest of Participant in the Option may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of Participant to any other party other than the Company or a Subsidiary. Except as otherwise provided by the Administrator, the Option shall not be assigned, transferred, or otherwise disposed of by Participant other than by will or the laws of descent and distribution.

(b) After the death of Participant, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3 above, be exercised by Participant’s personal representative or by any person empowered to do so under the deceased Participant’s will or under then-applicable laws of descent and distribution.

5.3 Adjustments. Participant acknowledges that the Option is subject to modification and termination upon the occurrence of certain events as provided in this Agreement and in Article 7 of the Plan.

5.4 Notices. Any notice to be given in connection with the this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the address given beneath the signature of the Company’s authorized officer on the Grant Notice, and any notice to be given to Participant shall be addressed to Participant at the most current address on file with the Company’s Human Resources department. By a notice given pursuant to this Section 5.4, either party may hereafter designate a different address for notices to be given to that party. Any notice which is required to be given to Participant shall, if Participant is then deceased, be given to the person entitled to exercise his or her Option pursuant to Section 4.1 above. Any notice shall be deemed duly given on the date hand-delivered, on the day following deposit with a reputable overnight carrier, or two days after such notice is sent by certified mail (return receipt requested), in any case, to the addresses specified herein.

5.5 Captions. Captions are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

5.6 Governing Law; Severability. The laws of the State of Nevada shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement without reference to the conflicts of laws principles thereof.

5.7 Conformity to Securities Laws. Participant acknowledges that the Plan and the Option are intended to conform to the extent necessary with all applicable federal, state, local and foreign securities laws and any and all official interpretations, regulations and rules promulgated there under. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as conforms to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and the Option shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

5.8 Amendments, Suspension and Termination. Participant acknowledges that the Plan and the Option are subject to amendment, suspension and/or termination as provided in Article 10 of the Plan.

5.9 Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in Section 5.2 above, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.

5.10 Notification of Disposition. If this Option is designated as an Incentive Stock Option, Participant shall give prompt notice to the Company of any disposition or other transfer of any shares of Stock acquired under this Agreement if such disposition or transfer is made (a) within two years after the applicable Grant Date, or (b) within one year after Participant exercises the Option. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by Participant in such disposition or other transfer.

5.11 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if Participant is subject to Section 16 of the Exchange Act, then the Plan, the Grant notice and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

5.12 Not a Contract of Employment. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue to serve as an employee or other service provider of the Company or any of its Subsidiaries.

5.13 Entire Agreement. The Plan, the Grant Notice and this Agreement (including all Exhibits thereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

5.14 Section 409A. Without limiting the generality of Section 1.2 above, Section 11.14 of the Plan regarding Code Section 409A is hereby expressly incorporated by reference by reference into this Agreement.